UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 15, 2008

MAZAL PLANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27333	20-3761221
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

43 West 33rd Street
New York, New York 10001
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 695-3334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, in April 2008, shareholders of Mazal Plant Pharmaceuticals, Inc. (the “Company”) holding a majority of the outstanding shares of the Company (the “Majority Shareholders”) voted to remove Simcha Edell and Mechael Kanovsky as directors of the Company (the “Terminated Directors”).  Further, the Majority Shareholders also appoint Eliyahu Tolchinsky as the sole director.  Mr. Tolchinsky, as the sole director of the Company, terminated all executive officers of the Company including Simcha Edell and Mechael Kanovsky. Mr. Tolchinsky was also appointed as the Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.  On May 14, 2008, Mr. Kanovsky, the former Chief Executive Officer of the Company, filed a Form 8K with the Securities and Exchange Commission challenging the validity of the removal of the Terminated Directors and the termination of the executive officers.  The filing of this Form 8K by Mr. Kanovsky was not valid and was not authorized by the management of the Company.  Further, the unauthorized filing by Mr. Kanovosky also indicated that the Company authorized the issuance of a series of preferred stock.  The issuance of the preferred shares has not been authorized and is not a legitimate corporate action.  The Company’s new web site is www.mazalpharmaceutical.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAZAL PHARMACEUTICALS, INC.

Date: May 15, 2008	By:	/s/ Eliyahu BenTal Tolchinsky
Name: Eliyahu Bental Tolchinsky
Title: CEO